Exhibit 99.2
CLEAR CHANNEL INTERNATIONAL B.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS

(UNAUDITED)

(In thousands)	Three Months Ended December 31, 2020		Years Ended December 31,
	2020	2019	2020	2019
Revenue	$268,425	$326,998	$804,395	$1,111,770
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	177,085	204,926	653,626	744,571
Selling, general and administrative expenses (excludes depreciation and amortization)	59,567	62,609	215,593	235,917
Corporate expenses (excludes depreciation and amortization)	5,500	55	21,005	25,996
Depreciation and amortization	23,039	22,204	84,930	80,642
Other operating income (expense), net	(2,401)	2,818	(11,923)	2,744
Operating income (loss)	833	40,022	(182,682)	27,388
Interest expense, net	7,538	5,590	17,647	36,878
Loss on extinguishment of debt	—	—	—	10,961
Other income, net	18,836	10,678	10,180	170
Income (loss) before income taxes	12,131	45,110	(190,149)	(20,281)
Income tax expense	(956)	(61,927)	(5,739)	(63,717)
Consolidated net income (loss)	11,175	(16,817)	(195,888)	(83,998)
Less amount attributable to noncontrolling interest	(2)	—	2	2
Net income (loss) attributable to the Company	$11,177	$(16,817)	$(195,890)	$(84,000)